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                              EMPLOYMENT AGREEMENT


         This Agreement is entered into, effective as of the 1st day of July, 1998, by and between American Telecasting, Inc., ("ATI") a Delaware corporation, and Robert D. Hostetler ("Employee").


                              W I T N E S S E T H:


         WHEREAS, Employee has served as an employee of ATI pursuant to Employment Agreements dated January 4, 1996 and July 1, 1997 between ATI and Employee; and

         WHEREAS, ATI wishes to engage Employee's services as President and Chief Executive Officer of ATI upon the terms and conditions hereinafter set forth; and

         WHEREAS, Employee wishes to work for ATI upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Employment; Duties. ATI hereby agrees to employ Employee effective as of the Effective Date as President and Chief Executive Officer, or in any other executive capacity as ATI shall determine is necessary or appropriate in connection with the operation of ATI, and Employee hereby agrees to serve in such capacity. Employee's principal areas of responsibility, subject to modification by ATI, shall be the general supervision and management of the business of ATI. Employee shall perform such additional duties of a responsible nature and not inconsistent with his position with ATI as shall be designated from time to time by ATI. Employee agrees to use his best efforts to promote the interests of ATI and to devote his full business time and energies to the business and affairs of ATI.

         2. Term of Agreement. The employment hereunder shall be for the period which shall commence on July 1, 1998 (the "Effective Date") and shall continue, unless earlier terminated in accordance with the terms of Paragraph 4, until June 30, 1999 (the "Term of Employment").

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         3.    Compensation.

         (a) Base Salary. As compensation for Employees's services rendered by the Employee hereunder, ATI shall pay to Employee, as of the Effective Date, a base salary at an annual rate equal to $215,400 per year ("Base Salary"). The Base Salary shall be payable to the Employee on a semi-monthly basis, in accordance with ATI's standard policies for management personnel.

         (b) Bonus. Employee shall be eligible to participate in the Executive Bonus program established by the Compensation Committee of the Board of Directors.

         (c) Benefits. Employee shall be entitled to participate in all benefit programs established by ATI and generally applicable to ATI's executive employees. Employee shall be reimbursed for legitimate business expenses incurred in the course of his employment with ATI pursuant to ATI policies as established from time to time.

         4.    Termination of Employment Relationship.

         (a) Death or Incapacity. This Agreement shall terminate immediately upon the death or incapacity of Employee.

         (b) Termination by ATI. This Agreement may be terminated by ATI with or without cause and, in such event, the Term of Employment shall terminate at the termination date designated by ATI. For the purpose of this Agreement, "Termination for Cause" or "Cause" shall include, but is not limited to, any conduct involving dishonesty or moral turpitude or failure of the Employee to devote full business time and energies to the business and affairs of ATI. ATI may terminate Employee with or without Cause without prior notice.

         (c) Termination by Employee. Employee may terminate this Agreement for any reason and at any time upon giving thirty (30) days prior notice; provided, however, that Employee's obligations under Paragraph 5 shall survive any termination of this Agreement by Employee, by ATI or otherwise.

         (d) Payment Upon Termination. If this Agreement is terminated by Employee or by ATI for Cause prior to the completion of the Term of Employment, the employee shall not be entitled to severance pay of any kind but shall be entitled to all reasonable reimbursable expenses incurred by Employee and the Base Salary earned by Employee prior to the date of termination, and all obligations of ATI under Paragraph 3 hereof shall terminate upon the termination date designated by ATI, except to the extent otherwise required by law. In the event that Employee is terminated without Cause, ATI shall pay Employee twelve months Base Salary, payable in installments on a semi-monthly basis as severance pay.


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         5.    Non-Competition Agreement. Employee acknowledges that his
services to be rendered hereunder have a unique value to ATI, for the loss of which ATI cannot be adequately compensated by damages in an action at law. In view of the unique value to ATI of the services of Employee, and because of the Confidential Information to be obtained by or disclosed to Employee, and as a material inducement to ATI to enter into this Employment Agreement and to pay to Employee the compensation referred to in Paragraph 3 hereof, Employee covenants and agrees that:

         (a) While Employee is employed by ATI, and for a period of one (1) year thereafter, the Employee will not, either personally, whether as principal, partner, employee, agent, distributor, representative, stockholder or otherwise, or with or through any other person or entity operate or participate in the wireless cable business or any other business which competes with ATI as of the date of Employee's termination date (for purposes of Paragraph 5 hereof, ATI shall be deemed to include all subsidiaries and joint ventures of ATI whether now or hereafter affiliated with ATI) nor will Employee directly or indirectly
(i) solicit any person who has been a supplier or customer of ATI during the period of one (1) year prior to the termination of employment, or (ii) solicit or acquire wireless cable television channel licenses or leases of wireless cable television channel licenses; provided, however, that during the period of one (1) year following termination of his employment with ATI Employee may own up to 5% of the stock of another company in the wireless cable business which is traded on a national stock exchange or on the NASDAQ National Market System. This noncompetition clause shall apply in the geographic territory comprised of the entire United States and any other geographic area in which ATI is engaged in business.

         (b) It is agreed that the Employee's services are unique, and that any breach or threatened breach by the Employee of any provisions of this Paragraph 5 may not be remedied solely by damages. Accordingly, in the event of a breach or threatened breach by the Employee of any of the provisions or this Paragraph 5, ATI shall be entitled to injunctive relief, restraining the Employee and any business, firm, partnership, individual, corporation, or entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach of this Paragraph 5. Nothing herein, however, shall be construed as prohibiting ATI from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.


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         (c)   The provisions of this Paragraph 5 shall survive the termination of this Agreement and the termination of Employee's employment.

         6. Assignability. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent may be withheld for any reason or for no reason; provided that in the event ATI is reorganized or restructured, ATI may assign its rights and obligations under this Agreement without restriction or limitation to any assignee which continues to conduct substantially the same business as ATI and in which ATI controls, directly or indirectly, 50% or more of the voting power.

         7. Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein. Without limiting the generality of the foregoing, in the event that any provision of Paragraph 5 relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area(s) such court deems enforceable, said time period and/or area(s) of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area for which such are enforceable.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof.

         9. Amendments. This Agreement shall not be amended or modified except by a writing signed by both parties hereto.

         10. Miscellaneous. The failure of either party at any time to require performance of the other party of any provision of this Agreement shall in no way affect the right of such party thereafter to enforce the same provision, nor shall the waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other or subsequent breach, or as a waiver of the provision itself. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, without regard to the conflict of laws of such State. The benefits of this Agreement may not be assigned nor any duties under this Agreement be delegated by the Employee without the prior written consent of ATI, except as contemplated in this Agreement. This Agreement and all of its rights, privileges, and obligations will be binding upon the parties and all successors and agreed to assigns thereof.


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         11.   Survival. The rights and obligations of the parties shall survive the Term of Employment to the extent that any performance is required under this Agreement after the expiration or termination of such Term of Employment.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

         13. Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, or by mail, certified with postage prepaid, or by overnight delivery service. Notices sent by mail or by an overnight delivery service shall be addressed to the parties at the addresses appearing following their signatures below, or upon the employment records of ATI but either party may change its or his address by written notice in accordance with this paragraph.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


AMERICAN TELECASTING, INC.                     EMPLOYEE


By:
   ---------------------------------           --------------------------------
                                               Robert D. Hostetler
   ---------------------------------


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
                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This Second Amendment to Employment Agreement (the "Amendment") is made as of the ____ day of __________, 1998, by and between American Telecasting, Inc., a Delaware corporation (the "Company"), and David K.
Sentman ("Employee").

         WHEREAS, the Company and the Employee have entered into an Employment Agreement dated as of the 10th day of August, 1995, as amended by First Amendment to Employment Agreement dated as of September 9, 1997 (collectively the "Employment Agreement"); and

         WHEREAS, the Company and the Employee wish to extend the term of the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  2. Term of Agreement. The term of this Agreement shall commence on the date first written above (the "Effective Date") and such term and the employment hereunder shall continue, unless earlier terminated in accordance with terms of Paragraph 4, for a period of five (5) years (the "Term of Employment").

         2. Except as set forth herein, the Employment Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have properly and duly executed this Amendment as of the date first written above.


AMERICAN TELECASTING, INC.                  EMPLOYEE


By:
   ----------------------------------       ------------------------------------
   Robert D. Hostetler                      David K. Sentman
   Chief Executive Officer
     and President